Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen	Public Relations Contact:
	Integrated Corporate Relations, Inc.	Lisa Greb
	330/463-6865	Director, Public Relations
	http://www.joann.com	Jo-Ann Stores, Inc.
330/463-3442

JO-ANN STORES ANNOUNCES THIRD QUARTER SALES RESULTS

HUDSON, OH — November 8, 2007 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales, for the third quarter ended November 3, 2007, increased 4.0% to $480.2 million from $461.9 million in the prior year. Same-store sales for the quarter increased 2.4% versus a same-store sales decrease of 5.4% for the third quarter last year.

Net sales for the nine-month period ended November 3, 2007 were $1.30 billion versus $1.25 billion for the same period last year. Year-to-date same-store sales increased 3.5% versus a same-store sales decrease of 5.8% for the same period last year.

Third Quarter Conference Call

On November 28, 2007, the Company will report earnings for its third quarter of fiscal 2008. In conjunction with the third quarter earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern Time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 195 large-format stores and 590 small-format stores.